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                                                                    Exhibit 10.3

                      AMENDMENT TO ASSET PURCHASE AGREEMENT
                      -------------------------------------


      This Amendment dated as of April 15, 2004, ("Amendment") to the Asset Purchase Agreement dated as of October 2, 2003 ("Agreement"), by and among Spanish Broadcasting System, Inc., Spanish Broadcasting System-San Francisco, Inc., and KPTI Licensing, Inc. (collectively, "SBS Entities") and 3 Point Media
- San Francisco, LLC ("Buyer").


                                   WITNESSETH:

      WHEREAS, pursuant to the terms and conditions of the Agreement, SBS Entities and Buyer failed to consummate the acquisition of Station KPTI-FM, Alameda, California ("Station"); and

      WHEREAS, the SBS Entities are desirous of providing a further extension of time to Buyer for it to consummate the acquisition of Station; and

      WHEREAS, the parties desire to enter into this Amendment to the Agreement on the terms and subject to the conditions set forth herein.


      1. Section 2.5 is deleted in its entirety and replaced by the following understanding and agreements. Pursuant to the terms of Section 2.5(c) of the Agreement, Buyer delivered to the SBS Entities a cash advance of One Million Five Hundred Thousand Dollars ($1,500,000) ("Cash Advance"). Due to the failure to consummate the acquisition of Station pursuant to the Agreement, the SBS Entities have retained the Cash Advance. It is agreed that upon execution of this Amendment Buyer shall deliver to the SBS Entities an additional Cash Advance in the amount Five Hundred Thousand Dollars ($500,000.00) (collectively, "Cash Advances"). Should closing occur as set forth herein, the aggregate of the Cash Advances, to wit, Two Million Dollars ($2,000,000.00) will be credited against the total purchase price of Thirty Million Dollars ($30,000,000.00) to be delivered at Closing (as defined below).

      2. Section 10 is deleted in its entirety and the parties hereby agree that in the event that the Agreement, as amended herein, is not consummated on or before September 30, 2004 ("Closing"), the Agreement, as amended, will automatically terminate without further liability of any party to the other, except that notwithstanding the foregoing the SBS Entities will retain the aggregate Two Million Dollar ($2,000,000.00) Cash Advances without recourse to Buyer, provided, however, that Five Hundred Thousand Dollars ($500,000) shall be returned to Buyer if the Agreement is not consummated on or before September 30, 2004, due to:

            (a) the mutual written consent of the SBS Entities and Buyer;

            (b) a material breach by any SBS Entity of any of its respective covenants, agreements, representations or warranties contained in this Agreement or if any of the representations or warranties of any SBS Entity contained in this Agreement shall have been inaccurate in any material respect when made, provided that Buyer is not then in material breach of this Agreement and the SBS Entities, as the case may be, have failed to cure such breach within thirty (30) days after receipt of written notice from Buyer


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      requesting such breach to be cured, and provided that the failure to cure such breach would result in the conditions contained in Section 8.1 not being satisfied;

            (c) a final and non-appealable order, decree or ruling of any court of competent jurisdiction in the United States or other United States Governmental Body permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby; or

            (d) a Specified Event, pursuant to the provisions of Section
      11.12(b).

      3.     Section 8.8 is deleted in its entirety.

      4. Buyer and the SBS Entities concurrent with the execution of this Amendment will enter into the Local Marketing Agreement attached hereto as
Exhibit 1 and made a part hereof.

      5. Except for the above, the Agreement remains in full force and effect without change.

      6. This Amendment may be signed in counterpart originals, which collectively shall have the same legal effect as if all signatures had appeared on the same physical document. This Amendment may be signed and exchanged by facsimile transmission, with the same legal effect as if the signatures had appeared in original handwriting on the same physical document.



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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                                          SPANISH BROADCASTING SYSTEM, INC.


                                          By:  /s/ Raul Alarcon, Jr.
                                             -----------------------------------
                                                 Raul Alarcon, Jr.
                                                 President and CEO


                                          SPANISH BROADCASTING SYSTEM-SAN
                                          FRANCISCO, INC.


                                          By:  /s/ Raul Alarcon, Jr.
                                             -----------------------------------
                                                 Raul Alarcon, Jr.
                                                 President and CEO


                                          KPTI LICENSING, INC.


                                          By: /s/ Raul Alarcon, Jr.
                                             -----------------------------------
                                                 Raul Alarcon, Jr.
                                                 President and CEO


                                          3 POINT MEDIA - SAN FRANCISCO, LLC


                                          By:  /s/ Bruce Buzil
                                             -----------------------------------
                                                 Bruce Buzil
                                                 Co-Manager